UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 16, 2017

VMWARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33622	94-3292913
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3401 Hillview Avenue, Palo Alto, CA	94304
(Address of Principal Executive Offices)	(Zip code)

Registrant’s telephone number, including area code: (650) 427-5000

N/A

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 8.01. OTHER EVENTS

On August 14, 2017, VMware, Inc. (“VMware”) filed a registration statement on Form S-3 (No. 333-219940) (the “Registration Statement”) with the Securities and Exchange Commission for the registration of the debt securities, Class A common stock, preferred stock, warrants, depositary shares, purchase contracts, guarantees and units of VMware. The Registration Statement and the prospectus contained within are collectively referred to as the “Prospectus.”

On August 18, 2017, VMware filed a final prospectus supplement, dated August 16, 2017, to the Prospectus, relating to the issuance of its 2.300% Senior Notes due 2020 in an aggregate principal amount of $1,250,000,000, 2.950% Senior Notes due 2022 in an aggregate principal amount of $1,500,000,000 and 3.900% Senior Notes due 2027 in an aggregate principal amount of $1,250,000,000 (collectively, the “notes”). The net proceeds from the sale of the notes are expected to be used (i) to fund a $1,000 million incremental share repurchase program through August 31, 2018, (ii) to repay all amounts due under two promissory notes in the aggregate principal amount of $1,230 million that were issued to EMC Corporation (an affiliate of VMware) in connection with a note exchange agreement on January 31, 2014 and (iii) for general corporate purposes, which may include pursuing various mergers and acquisitions and repaying other indebtedness.

VMware agreed to sell the notes pursuant to the Underwriting Agreement, dated as of August 16, 2017 (the “Underwriting Agreement”), by and among VMware and Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, as the representatives for the several underwriters. A copy of the Underwriting Agreement is filed as Exhibit 1.1 hereto. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. Some of the underwriters and their affiliates may engage in various financial advisory, investment banking and other commercial dealings in the ordinary course of business with VMware or its affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. Certain of the underwriters or their affiliates are expected to be lenders or agents to VMware under the expected revolving credit facility VMware intends to enter into, and such underwriters or their affiliates may receive customary fees for those transactions. In addition, certain of the underwriters are holders of shares of VMware’s common stock, and proceeds of the notes may be used to repurchase shares of certain underwriters through the share repurchase program.

This Item 8.01 contains forward-looking statements including, among other things, statements regarding the share repurchase program. These forward-looking statements are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including (1) successful completion of the offering, (2) fluctuations and volatility in VMware’s stock price, (3) the impact of macroeconomic conditions on customer demand, (4) change in VMware’s financial condition, (5) changes in business opportunities and priorities that could cause VMware to consider alternative uses of cash, (6) fluctuations in the level of cash held in the United States that is available for stock repurchases and (7) the level of proceeds from employee stock option exercises and VMware’s employee stock purchase plan. These forward-looking statements are based on current expectations and are subject to uncertainties and changes in condition, significance, value and effect as well as other risks detailed in documents filed with the Securities and Exchange Commission, including VMware’s most recent reports on Form 10-K and Form 10-Q and current reports on Form 8-K that VMware may file from time to time, which could cause actual results to vary from expectations. VMware assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

1.1	Underwriting Agreement, dated August 16, 2017 by and between VMware, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, as representatives for the several underwriters

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 18, 2017	VMware, Inc.

	By:	/s/ Craig Norris
	Name:	Craig Norris
	Title:	Vice President, Deputy General Counsel and Assistant Secretary